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                                                                    EXHIBIT 4.10

                               FIRST AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

                   (C $30,000,000 Revolving Credit Agreement)


                  THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of September 14, 1999 (this "Amendment"), by and among THE MEN'S WEARHOUSE, INC. (the "Parent"), MOORES RETAIL GROUP INC. (the "Borrower"), the financial institutions listed on the signature pages hereto (the "Banks") and BANK OF AMERICA CANADA, in its capacity as agent (the "Agent") and in its individual capacity as a Bank hereunder.

                  WHEREAS, the Borrower, the Parent, the Agent and the Banks have entered into that certain Revolving Credit Agreement dated as of February 10, 1999 (together with any and all amendments and modifications thereof, the "Credit Agreement"); and

                  WHEREAS, the Credit Agreement provides that upon the designation, formation or acquisition of any Restricted Subsidiary, the Parent shall cause such Restricted Subsidiary to deliver to the Agent for the benefit of the Banks a guaranty of the obligations of the Borrower in the form of a guaranty supplement set forth as Exhibit A to the Affiliate Guaranty (capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement); and

                  WHEREAS, the Parent has acquired K&G of Ohio, Inc., a Georgia corporation ("K&G Ohio"), and Gares Cigars, LLC, a Georgia limited liability company ("Gares") as Subsidiaries; and

                  WHEREAS, K&G Ohio and Gares are de minimis Subsidiaries, and the Parent has requested that the Credit Agreement be amended to provide that such Subsidiaries shall not be required to deliver a guaranty supplement unless there is a substantial increase in the net worth of such Subsidiaries and in several other respects as provided for herein;

                  NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Amendments to Credit Agreement.

                  (a) The definition of "Restricted Subsidiary" set forth in
Section 1.2 of the Credit Agreement is hereby amended by deleting the sentence "Except for directors' qualifying shares and the Exchangeable Shares, each Restricted Subsidiary shall be directly or indirectly wholly-owned by the Parent." and by inserting in lieu thereof the sentence "Except for directors' qualifying shares, the Exchangeable Shares and minority interests, if any, in K&G of Ohio, Inc. and Gares Cigars, LLC, each Restricted Subsidiary shall be directly or indirectly wholly-owned by the Parent; provided, however, that in the event K&G of Ohio, Inc. or Gares Cigars, LLC shall become directly



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or indirectly wholly-owned by the Parent, such entity shall thereafter remain directly or indirectly wholly-owned by the Parent."

                  (b) Section 9.7 of the Credit Agreement is hereby amended by adding at the end thereof the following language:

                  It is furthermore agreed and understood that upon the acquisition by the Parent of K&G of Ohio, Inc. and Gares Cigars, LLC, each such Subsidiary shall be a de minimis Subsidiary, and therefore, each such Subsidiary shall be a Restricted Subsidiary but shall not be required to execute and deliver a guaranty of the obligations of the Borrower as of the date of such Subsidiary's acquisition. If there is a substantial increase in the net worth of K&G of Ohio, Inc. or Gares Cigars, LLC, as applicable, after the date of such Subsidiary's acquisition, the Parent agrees to cause such Restricted Subsidiary to become an Affiliate Guarantor upon the request of the Agent.

                  (c) Schedule 7.17 to the Credit Agreement is hereby amended by:

         (i) under the caption "I. Guarantors", deleting the language "Value Priced Clothing, Inc. (100% owned by The Men's Wearhouse, Inc.)."

         (ii) adding the following entities and related information under the caption "I. Guarantors" :

                  K & G Men's Center, Inc. (100% owned by The Men's Wearhouse,
                           Inc.)

                  K&G of Indiana, Inc. (100% owned by K & G Men's Center, Inc.)

                  K&G Associates of New Jersey, Inc. (100% owned by K & G Men's
                           Center, Inc.)

                  T & C Liquidators, Inc. (100% owned by K&G Men's Center, Inc.)

                  Value Priced Clothing, LLC (100% owned by The Men's Wearhouse,
                           Inc.) (formed July 7, 1999; Value Priced Clothing, Inc. merged into Value Priced Clothing, LLC effective as of July 30, 1999); and

         (iii) adding the following entities and related information under the caption "II. Non-Guarantors":

                  K&G of Ohio, Inc. (On June 1, 1999, 60% owned by K & G Men's
                           Center, Inc. As of September 3, 1999, 100% owned by
                           K & G Men's Center, Inc.) Gares Cigars, LLC (at least 70% owned by K & G Men's Center, Inc.).

                  (d) Schedule 10.2 to the Credit Agreement is hereby amended by adding the following language at the end thereof:



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         D.       K & G Men's Center, Inc. made a loan, payable on demand, to
                  K&G of Ohio, Inc. in the amount of $270,000, bearing interest thereon at a rate of 6% per annum, as evidenced by that certain Promissory Note dated June 10, 1994.

         E. Edward C. Dworetz made a loan, payable on demand, to K&G of Ohio, Inc. in the amount of $180,000, bearing interest thereon at a rate of 6% per annum, as evidenced by that certain Promissory Note dated June 10, 1994. Such loan was repaid effective as of September 3, 1999.

                  Section 2. Conditions to Effectiveness. This Amendment shall become effective as of June 1, 1999 (the "Effective Date") upon execution and delivery by a duly authorized officer of each of the Borrower, the Parent, K&G Ohio, Gares, the Agent and the Majority Banks; provided that the schedules amended hereby shall reflect changes thereto occurring during the period from June 1, 1999 through September 7, 1999.

                  Section 3. Ratification of Related Documents. The Credit Agreement and each other Loan Document and any related document to which the Borrower or the Parent is a party are hereby ratified and confirmed to be in full force and effect.

                  Section 4. Limitations. The modifications set forth herein are limited precisely as written, and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement or any of the other Loan Documents. Except as expressly modified hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

                  Section 5. Representations and Warranties; No Default. The Parent hereby represents and warrants that on and as of the date hereof, and after giving effect hereto: (i) the representations and warranties of the Parent made in Article 7 of the Credit Agreement shall be true and correct; and (ii) no Default or Event of Default shall have occurred and be continuing.

                  Section 6. Payment of Expenses. The Parent agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation, execution and delivery of this Amendment and ancillary documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

                  Section 7. Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE PROVINCE OF NEW BRUNSWICK AND THE FEDERAL LAWS OF CANADA.



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                  Section 8. Descriptive Headings. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                  Section 9. Entire Agreement. THIS AMENDMENT AND THE DOCUMENTS REFERRED TO HEREIN REPRESENT THE ENTIRE UNDERSTANDING OF THE PARTIES HERETO REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS ORAL AND WRITTEN AGREEMENTS OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by parties hereto on separate counterparts, each counterpart, when so executed and delivered, constitute an original instrument, and all such counterparts shall constitute but one and the same instrument.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and authorized by their respective officers as of the date first above written.



Parent                                 THE MEN'S WEARHOUSE, INC.


                                       By: /s/ NEILL P. DAVIS
                                          --------------------------------------
                                       Name: Neill P. Davis
                                            ------------------------------------
                                       Title: Vice President and Treasurer
                                             -----------------------------------


Borrower                               MOORES RETAIL GROUP INC.


                                       By: /s/ NEILL P. DAVIS
                                          --------------------------------------
                                       Name: Neill P. Davis
                                            ------------------------------------
                                       Title: Treasurer
                                             -----------------------------------


Banks                                  BANK OF AMERICA CANADA
                                       as a Bank and as Agent


                                       By: /s/ RICHARD J. HALL
                                          --------------------------------------
                                       Name: Richard J. Hall
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       BANK OF MONTREAL


                                       By: /s/ AMY K. DUMSER
                                          --------------------------------------
                                       Name: Amy K. Dumser
                                            ------------------------------------
                                       Title: Director
                                             -----------------------------------



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